Exhibit 5.1

                            KOFF, CORN & BERGER, P.C.
                                ATTORNEYS AT LAW
DOUGLAS B. KOFF            303 EAST SEVENTEENTH AVENUE                 TELEPHONE
                                   SUITE 940                        303.861.1166
                            DENVER, COLORADO 80203-1262
                                                                       FACSIMILE
                                                                    303.861.0601

                                                                          E-MAIL
                                                               dkoff@wckblaw.com



                                December 26, 2006

OraLabs Holding Corp.
18685 E. Plaza Drive
Parker, Colorado 80134

         Re: Registration Statement on Form S-8 Covering 1,000,000 Shares of Common Stock Reserved for Issuance under the Company's 2006 Director Stock Plan

Gentlemen:

       We have acted as counsel to OraLabs Holding Corp., a Colorado corporation (the "Company"), in connection with a proposed offering by the Company of 1,000,000 shares of common stock, $0.001 par value (the "Common Stock"), reserved for issuance under the Company's 2006 Director Stock Plan in accordance with the registration provisions of the Securities Act of 1933, as amended.

       In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about December 28, 2006 (as the same may be amended from time to time, the "Registration Statement"), covering the offering of the Common Stock.

       Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that: (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado; and (ii) the Common Stock has been legally and validly authorized under the Articles of Incorporation of the Company, as amended, and on receipt of the consideration required by, and when issued in accordance with the descriptions set forth in the Registration Statement, the Common Stock will constitute duly and validly issued, outstanding, and fully paid and non-assessable securities of the Company.

       We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of this opinion as Exhibit No. 5.1 thereto.

                                   Very truly yours,

                                   KOFF, CORN & BERGER, P.C.

                                   /s/ Douglas B. Koff
                                   -------------------

                                   Douglas B. Koff